UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2022

KRYSTAL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Krystal Biotech, Inc. (the “Company”), completed a competitive process, which included Mayer Hoffman McCann P.C. (“Mayer Hoffman”), to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2022. As a result of this process, effective May 24, 2022, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm commencing for its quarter ending June 30, 2022 and for the Company’s fiscal year ending December 31, 2022. In connection with the approval of the engagement of KPMG, management notified Mayer Hoffman that the auditor-client relationship would conclude immediately.

Mayer Hoffman’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020 and their report on the effectiveness of internal control over financial reporting as of December 31, 2021, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2021 and 2020, and the subsequent interim period through the date of this Current Report, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Mayer Hoffman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Mayer Hoffman’s satisfaction, would have caused Mayer Hoffman to make reference thereto in its reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through the date of this Current Report, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Mayer Hoffman with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that Mayer Hoffman furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of Mayer Hoffman’s letter, dated May 26, 2022, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim periods through May 24, 2022, neither the Company nor anyone on its behalf has consulted with KPMG on (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). As of the date of this report, KPMG is in the process of its standard client evaluation procedures and has not accepted the engagement.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter to Securities and Exchange Commission from Mayer Hoffman McCann P.C. dated May 26, 2022.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chairman and Chief Executive Officer